Exhibit 99.1

TIME SHARING AGREEMENT

THIS TIME SHARING AGREEMENT (the “Agreement”), is made and entered into this 16th day of October, 2008, by and between AMBLIN’ FILMS, LLC (“Operator”) and DREAMWORKS ANIMATION SKG, INC. (“User”);

WITNESSETH, that

WHEREAS, Operator leases that certain Bombardier model BD-700-1A10 (Global Express) aircraft, manufacturer’s serial number 9109, bearing the United States Registration Number N700KS (the Aircraft);

WHEREAS, Operator contracts for a fully qualified flight crew to operate the Aircraft; and

WHEREAS, Operator desires to sublease said Aircraft with flight crew to User and User desires to lease said Aircraft and flight crew from Operator on a time sharing basis pursuant to Section 91.501(c)(1) of the Federal Aviation Regulations (“FARs”).

NOW THEREFORE, Operator and User declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

1. Operator agrees to lease the Aircraft to User pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations on a non-continuous basis commencing on the first date set forth hereinabove and continuing unless and until terminated. Either party may terminate this Agreement by giving thirty (30) days written notice to the other party.

2. User shall pay Operator for each flight conducted under this Agreement a mutually agreeable amount not to exceed the maximum charge for expenses authorized by FAR Part 91.501(d). The expenses authorized by FAR Part 91.501(d) include:

(a)	Fuel, oil, lubricants, and other additives.

(b)	Travel expenses of the crew, including food, lodging, and ground transportation.

(c)	Hangar and tie-down costs away from the Aircraft’s base of operation.

(d)	Insurance obtained for the specific flight.

(e)	Landing fees, airport taxes, and similar assessments.

(f)	Customs, foreign permit, and similar fees directly related to the flight.

(g)	In flight food and beverages.

(h)	Passenger ground transportation.

(i)	Flight planning and weather contract services.

(j)	An additional charge equal to 100 percent of the expenses listed in subparagraph (a) of this paragraph.

3. Operator will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice and bill User for the expenses enumerated in paragraph 2 above on the last day of the month in which any flight or flights for the account of User occur. User shall pay Operator for said expenses within thirty (30) days of receipt of the invoice and bill therefor. User shall include with each payment any federal transportation excise tax due with respect to such payment, and Operator shall be responsible for collecting, reporting and remitting any such tax to the U.S. Internal Revenue Service.

4. User will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time and proposed flight schedules shall be made in compliance with Operator’s scheduling procedures. In addition to proposed schedules and flight times, User shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Operator or Operator’s flight crew.

(a)	proposed departure point;

(b)	destination;

(c)	date and time of flight;

(d)	the number of anticipated passengers;

(e)	the nature and extent of unusual luggage and/or cargo to be carried;

(f)	the date and time of a return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent or required by Operator or Operators flight crew.

5. Operator shall pay all expenses related to the lease and operation of the Aircraft and shall contract for, pay for and provide to User a qualified flight crew for each flight undertaken under this Agreement.

6. Operator shall be solely responsible for securing all maintenance, including preventive maintenance, and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

7. Operator shall be responsible for all aspects of the physical and technical operation of the Aircraft and the safe performance of all flights, and shall retain full authority and control including exclusive operational control and possession of the Aircraft, at all times during flights operated under this Agreement. In accordance with applicable FARs, the flight crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. User specifically agrees that the pilot in command, in his/her sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. The parties agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew members pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

8. (a)(i) Operator will maintain, or cause to be maintained in full force at all times by the Aircraft Owner, with respect to the Aircraft, and all operations direct or incidental to the operation thereof, insurance with carriers acceptable to User meeting the terms and limits specified in this section.

(a)(ii) Comprehensive Aircraft Liability Insurance – Comprehensive Aircraft Liability Insurance including bodily injury (including passengers) and property damage liability with a combined single limit of not less then $250,000,000 each occurrence. Such liability policies shall name User and its affiliates (or their equivalents as respects joint ventures, partnerships, LLCs or other organizational structures) as additional insureds (the “Additional Insureds”), as their respective interests may appear, and shall include cross liability and a clause stating that such insurance is primary with respect to the Aircraft used in performing this Agreement, and such insurance shall not be contributory with or excess over any insurance carried by User, its related entities and the Additional Insureds.

(a)(iv) Aircraft Hull Insurance – Aircraft hull insurance covering the Aircraft hull, engines and equipment against “All Risks” of loss or damage for the actual market replacement value of the Aircraft. Such insurance shall contain by endorsement a waiver of subrogation in favor of the Additional Insureds.

(a)(v) Certificate of Insurance – Operator shall provide the Additional Insureds with a certificate of insurance complying with the previsions contained in paragraphs (a)(ii) through (a)(iv) above. Such certificate of insurance shall also provide that, in the event of a cancellation or material change in policy with respect to the Aircraft for which the certificate is issued which would adversely affect the interest of such Additional Insureds, the insurers agree to provide 30 days (10 days for non-payment or seven days or less as respects War Risk) prior written notice to the certificate holder.

(a)(vi) War Risk Insurance – Operator will maintain War Risk and Allied Risk Perils Insurance including all coverage or limits outlined under aviation regulations of the countries where operations may occur or as provided by the United States Government.

(b)	Operator shall use reasonable efforts to procure such additional insurance coverages as User may request naming User as an insured; provided, that the cost of such additional insurance shall be borne by User pursuant to Paragraph 2(d) hereof.

9. Each party hereto agrees to indemnify and hold harmless the other against all losses, including costs, attorneys fees and expenses by reason of claims for injury to or death of persons and loss of or damage to property arising out of or in any manner connected with the performance of such party’s responsibilities under this Agreement or any breach by such party of any covenant or warranty made herein. Operator and User agree that in the event either party shall be liable to the other for any reason relating to this Agreement, that under no circumstances shall the damaged party be entitled to any special or consequential damages, including but not limited to damages for lost profits.

10. User warrants that:

(a)	It will use the Aircraft for and on account of its own business only, and will not use the Aircraft for the purposes of providing transportation for passengers or cargo in air commerce for compensation or hire;

(b)	During the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to their operation and use of the Aircraft by a time sharing User.

Operator warrants that it will abide by and conform to all laws, rules and regulations as may from time to time be in effect relating in any way to the operation or use of the Aircraft under this Agreement.

11. Neither this Agreement nor either party’s interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

12. Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship or to create any relationship of principal and agent.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 (FORMERLY 91.54) OF THE FARS.

(A) OPERATOR HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(B) OPERATOR AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT.

(C) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FARS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE LOCAL FLIGHT STANDARDS DISTRICT OFFICE.

OPERATOR FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P. O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1).

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IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

Operator:	AMBLIN’ FILMS, LLC	User:	DREAMWORKS ANIMATION SKG, INC.

By:	/s/Michael Rutman	By:	/s/Lewis Coleman

Name:	Michael Rutman	Name:	Lewis Coleman

Title:	Chief Financial Officer	Title:	President

A copy of this Agreement should be carried in the Aircraft while being operated hereunder.